Exhibit 99.1

Digital River Reports First Quarter 2011 Financial Results

Increases full year revenue and earnings guidance

MINNEAPOLIS--(BUSINESS WIRE)--April 28, 2011--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its first quarter financial results.

First Quarter Ended March 31, 2011
GAAP Results
First quarter revenue totaled $98.2 million, compared to $98.7 million during the same period in 2010. This result was in line with management’s first quarter revenue guidance of $98 million.

First quarter GAAP net income was $7.0 million, or $0.18 per diluted share, which compared to GAAP net income of $7.0 million, or $0.18 per diluted share, in the first quarter of 2010. These results exceeded management’s first quarter earnings guidance of $0.16 per diluted share.

Non-GAAP Results
First quarter non-GAAP net income was $12.6 million, or $0.31 per diluted share. This compared to non-GAAP net income of $12.4 million, or $0.32 per diluted share, in the first quarter of 2010. The company’s results exceeded management’s first quarter earnings guidance of $0.29 per diluted share.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the company’s statement of operations, then adding back amortization of acquisition-related intangibles, stock-based compensation expense, unrealized investment gain or loss, and restructuring costs. This amount is then taxed at 21 percent to arrive at non-GAAP net income. Non-GAAP net income per diluted share is then calculated by adjusting non-GAAP net income, adding back debt interest expense and issuance cost amortization, net of tax benefit. This amount is then divided by fully-diluted shares outstanding to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“Our first quarter earnings exceeded expectations,” said Joel Ronning, Digital River’s CEO. “We saw strength across multiple geographies and vertical markets and continued to win new business in software, consumer electronics and games. At the same time, we are leveraging our World Payments solution to further diversify into markets such as e-retail, travel, entertainment and online services. We are maintaining our optimistic outlook for 2011 as evidenced by our strong second quarter revenue guidance.”

2011 Guidance
Management’s forward-looking financial expectations for the second quarter and revised full year 2011 are as follows:

For the second quarter ending June 30, 2011, management expects approximately:

  Revenue of $92.5 million;
  GAAP net loss per share of $0.01, using GAAP weighted average basic shares outstanding of 37.4 million;
  Non-GAAP diluted net income per share of $0.15, using non-GAAP weighted average diluted shares outstanding of 38.8 million; and
  GAAP and non-GAAP tax rates of 21 percent.

For the full year ending December 31, 2011, management expects approximately:

  Revenue of $405.5 million, which compares to the company’s previous guidance of $404 million;
  GAAP diluted net income of $0.58 per share, using GAAP weighted average diluted shares outstanding of 39.0 million. This compares to the company’s previous guidance of $0.56 per share;
  Non-GAAP diluted net income of $1.15 per share, using non-GAAP weighted average diluted shares outstanding of 46.1 million. This compares to the company’s previous guidance of $1.13 per share; and
  GAAP and non-GAAP tax rates of 21 percent.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss first quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed on the Investor Relations section of its corporate website. Alternatively, a live broadcast of the call may be heard by using conference ID #57407867 and dialing (877) 303-3145 inside the United States or Canada, or by calling +1 (408) 427-3861 from international locations. A webcast replay of the call will be archived on Digital River’s corporate website.

About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, follow the company on Twitter or call +1 952-253-1234.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to execute upon our payments strategy and expand our business in this sector; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2010. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent report on Form 10-K, each as it may be amended from time-to-time.

The forward-looking statements regarding second quarter and full year 2011 reflect Digital River’s expectations as of April 28, 2011. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

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Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets
	March 31,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$484,226	$565,086
Short-term investments	238,400	163,029
Accounts receivable, net	53,607	50,922
Deferred tax assets	10,719	10,628
Prepaid expenses and other	35,692	30,375
Total current assets	822,644	820,040
Property and equipment, net	48,970	49,599
Goodwill	294,359	283,940
Intangible assets, net	35,366	37,911
Long-term investments	109,246	110,736
Deferred income taxes	17,891	17,721
Other assets	12,368	13,820
Total assets	$1,340,844	$1,333,767
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$187,215	$188,915
Accrued payroll	18,270	21,117
Deferred revenue	11,267	10,446
Accrued acquisition liabilities	710	1,615
Other accrued liabilities	44,595	58,083
Total current liabilities	262,057	280,176
Non-current liabilities
Convertible senior notes	353,805	353,805
Other liabilities	15,131	16,038
Total non-current liabilities	368,936	369,843
Total liabilities	630,993	650,019
Stockholders' equity
Common stock	471	463
Treasury stock	(260,759)	(255,196)
Additional paid-in capital	689,693	683,307
Retained earnings	261,621	254,602
Accumulated other comprehensive income	18,825	572
Stockholders' equity	709,851	683,748
Total liabilities and stockholders' equity	$1,340,844	$1,333,767

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statements of Operations

	Three months ended
	March 31,
	2011	2010
Revenue	$98,185	$98,726
Costs and expenses:
Direct cost of services	4,163	4,637
Network and infrastructure	12,612	11,432
Sales and marketing	37,706	41,050
Product research and development	15,620	15,689
General and administrative	10,756	10,829
Depreciation and amortization	5,405	5,481
Amortization of acquisition-related intangibles	2,122	1,481
Total costs and expenses	88,384	90,599
Income from operations	9,801	8,127
Interest income	1,475	764
Interest expense	(2,257)	(66)
Other income (expense), net	(134)	851
Income before income taxes	8,885	9,676
Income tax expense (benefit)	1,866	2,709
Net income	$7,019	$6,967

Net income per share - basic	$0.19	$0.19
Net income per share - diluted	$0.18	$0.18
Shares used in per share calculation - basic	37,230	37,416
Shares used in per share calculation - diluted	38,254	38,220

Calculation of GAAP Diluted Net Income Per Share

	Three months ended
	March 31,
	2011	2010
GAAP net income	$7,019	$6,967
Add back debt interest expense and issuance cost
amortization, net of tax benefit	20	21
Adjusted net income for GAAP EPS calculation	$7,039	$6,988

Net income per share - diluted	$0.18	$0.18
Shares used in per share calculation - diluted	38,254	38,220

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
	2011	2010
Operating Activities
Net income	$7,019	$6,967
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of acquisition-related intangibles	2,122	1,481
Change in accounts receivable allowance, net of acquisitions	(97)	751
Depreciation and amortization	5,405	5,481
Debt issuance cost amortization	505	-
Stock-based compensation expense	4,955	4,476
Excess tax benefits from stock-based compensation	(1,418)	(442)
Deferred and other income taxes	1,152	108
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	(1,399)	3,606
Prepaid and other assets	(3,938)	(2,420)
Accounts payable	(6,733)	(17,258)
Deferred revenue	629	526
Income tax payable	(419)	5,933
Other accrued liabilities	(19,099)	(7,467)
Net cash provided by (used in) operating activities	(11,316)	1,742

Investing Activities
Purchases of investments	(109,115)	(11,675)
Sales of investments	37,799	12,250
Cash paid for acquisitions, net of cash received	-	(333)
Purchases of equipment and capitalized software	(4,507)	(3,553)
Net cash used in investing activities	(75,823)	(3,311)

Financing Activities
Debt issuance costs	(342)	-
Exercise of stock options	214	486
Repurchase of restricted stock to satisfy tax withholding obligation	(5,563)	(2,896)
Excess tax benefits from stock-based compensation	1,418	442
Net cash used in financing activities	(4,273)	(1,968)
Effect of exchange rate changes on cash	10,552	(10,242)
Net decrease in cash and cash equivalents	(80,860)	(13,779)
Cash and cash equivalents, beginning of period	565,086	392,704

Cash and cash equivalents, end of period	$484,226	$378,925

Cash paid for interest on convertible senior notes	$55	$55

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
UTILIZING 21% EFFECTIVE INCOME TAX RATE

							Twelve months
	Three months ended						ended
	March 31,		June 30,	September 30,	December 31,		December 31,
	2010		2010	2010	2010		2010

GAAP pre-tax income (loss)	$9,676		$(4,887)	$1,093	$7,391		$13,273
Add back amortization of acquisition-related intangibles	1,481		1,612	2,188	2,564		7,845
Add back stock-based compensation expense	4,476		5,522	5,280	5,495		20,773
Add back unrealized investment gain/loss	-		-	1,562	626		2,188
Add back restructuring related costs	-		1,870	443	-		2,313
Non-GAAP pre-tax income	15,633		4,117	10,566	16,076		46,392
Income tax expense @ 21%	3,283		865	2,218	3,376		9,742
Non-GAAP net income	12,350		3,252	8,348	12,700		36,650
Add back debt interest expense and issuance cost amortization, net of tax benefit	21		21	21	937		1,000
Adjusted net income for non-GAAP EPS calculation	$12,371		$3,273	$8,369	$13,637		$37,650

Non-GAAP net income per share - diluted	$0.32		$0.09	$0.22	$0.32		$0.95

Shares used in per share calculation - diluted	38,220		38,351	38,504	43,085	(1)	39,512	(1)

	Three months
	ended
	March 31,
	2011
GAAP pre-tax income	$8,885
Add back amortization of acquisition-related intangibles	2,122
Add back stock-based compensation expense	4,955
Subtotal	15,962
Income tax expense @ 21%	3,352
Non-GAAP net income	12,610
Add back debt interest expense and issuance cost amortization, net of tax benefit	1,420
Adjusted net income for non-GAAP EPS calculation	$14,030

Non-GAAP net income per share - diluted	$0.31

Shares used in per share calculation - diluted	45,276	(1)

(1) Note: due to higher non-GAAP income levels, the shares used to compute non-GAAP diluted net income per share gives effect to additional dilutive shares, primarily related to the unissued shares underlying our 2010 senior convertible notes of 7,022,027 shares, that were excluded for the purposes of calculating GAAP diluted net income per share, because their effect on diluted net income per share would have been anti-dilutive.

Breakdown of stock-based compensation expense
Three months
ended
March 31,
2011
Direct cost of services	$115
Network and infrastructure	247
Sales and marketing	1,760
Product research and development	710
General and administrative	2,123
Total	$4,955

Digital River, Inc.
Non-GAAP Guidance
(Unaudited, in thousands, except per share amounts)

Non-GAAP Guidance Reconciliation
	Q2 - 2011	Full Year 2011
	Guidance	Guidance
Expected GAAP net income (loss) per share - diluted	$(0.01)	$0.58
Add back amortization of acquisition-related costs, net of tax	0.05	0.18
Add back stock-based compensation expense, net of tax	0.12	0.45
Convertible debt dilution impact, net of tax	(0.01)	(0.06)
Expected non-GAAP diluted net income (loss) per share	$0.15	$1.15

Projected Shares Used in Per Share Calculation
	Three months	Twelve months
	ended	ended
	June 30,	December 31,
	2011	2011

Shares used in per share calculation - GAAP diluted	37,401	39,030
Shares used in per share calculation - non-GAAP diluted	38,772	46,052

Note: due to higher non-GAAP income levels, the shares used to compute non-GAAP diluted net income per share gives effect to additional dilutive shares, primarily related to the unissued shares underlying our 2010 senior convertible notes that were excluded for the purposes of calculating GAAP diluted net income per share, because their effect on diluted net income per share would have been anti-dilutive.

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-1234, ext. 38396
Group Vice President, Corporate Communications
gdyrek@digitalriver.com